United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

MIND SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
3525 Del Mar Heights Road, Suite 802 San Diego, California (principal executive offices)	92130 (Zip Code)

(888) 461-3932
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2015, we issued a convertible promissory note dated May 28, 2015, to JSJ Investments, Inc. bearing interest on the unpaid balance at the rate of 12 percent, in the original principal amount of $150,000.

At any time prior to the Maturity Date, or after the Maturity Date, the Conversion Amount of the Note shall be convertible into shares of our common stock, on the terms and conditions set forth in the Note, at the Conversion Price which means the lower of: (i) a 48% discount to the average of the three lowest daily trading prices for the previous twenty (20) trading days to the date of Conversion; or (ii) a 48% discount to the average of the three lowest daily trading prices for the previous twenty (20) trading days before the date that the Note was executed.

A copy of the convertible note in favor of JSJ Investments, Inc. is filed as an exhibit to this report.

At June 18, 2015, the registrant had outstanding 2,329,489,859 shares of common stock, par value $0.001 per share.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Registrant transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Convertible Promissory Note dated May 28, 2015, issued by the registrant in favor of JSJ Investments, Inc., in the amount of $150,000.

____________ * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015.	MIND SOLUTIONS, INC.

By /s/ Kerry Driscoll
Kerry Driscoll, Chief Executive Officer

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